UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 5, 2009
Hawaiian Electric Industries, Inc.

Exact Name of Registrant as Specified in Its Charter

State of Hawaii	1-8503	99-0208097

(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.
900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:
(808) 543-5662 — Hawaiian Electric Industries, Inc. (HEI)
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 5, 2009, shareholders approved the amendment and restatement of the Articles of Incorporation of Hawaiian Electric Industries, Inc. (“HEI”).
The following updates and restates the description of HEI’s Common Stock and Preferred Stock and related matters, for the purpose of updating the description thereof in registration statements filed by HEI under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), as a result of the amendment and restatement. The Company’s Amended and Restated Articles of Incorporation are included as Exhibit 3(i) to this report.
Description of Capital Stock
Under HEI’s Amended and Restated Articles of Incorporation, HEI is authorized to issue 200,000,000 shares of Common Stock without par value and 10,000,000 shares of Preferred Stock without par value. The HEI Board of Directors (the “Board”) had previously authorized and designated only one series of Preferred Stock, being 500,000 shares of Series A Junior Participating Preferred Stock, but no such shares were ever issued and such authorization and designation has been eliminated. The following description of the terms of HEI’s capital stock sets forth a summary of the general terms and provisions of HEI’s capital stock as of the date hereof. This description is subject to and qualified in its entirety by reference to HEI’s Amended and Restated Articles of Incorporation.
General
The outstanding shares of HEI’s Common Stock, other than shares of restricted stock issued from time to time under HEI’s Stock Option and Incentive Plan of 1987, as amended, until such restrictions are satisfied, are fully paid and nonassessable. Additional shares of Common Stock, when issued pursuant to proper authorization, will be fully paid and nonassessable when the consideration for which the Board authorizes their issuance has been received by HEI. The holders of Common Stock have no preemptive rights and there are no applicable conversion, redemption or sinking fund provisions.
HEI’s Common Stock is transferable at the Shareholder Services Office of HEI, American Savings Bank Tower, 8th Floor, 1001 Bishop Street, Honolulu, Hawaii 96813, and at the office of Continental Stock Transfer & Trust Company, Co-Transfer Agent and Registrar, 17 Battery Place, New York, New York 10004.
Common Stock
Dividend Rights and Limitations
Stock and cash dividends may be paid to the holders of Common Stock as and when declared by the Board, provided that, after giving effect thereto, HEI is able to pay its debts as they become due in the usual course of its business and HEI’s total assets are not less than the sum of its total liabilities plus the maximum amount that would be payable in any liquidation in respect of all outstanding shares having preferential rights in liquidation. All shares of Common Stock are entitled to participate equally with respect to dividends.
HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI’s direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the Public Utilities Commission of the State of Hawaii (“PUC”) (pertaining to HEI’s electric public utility subsidiaries) and the minimum capital requirements imposed by law on HEI’s federal savings bank subsidiary, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. HEI does not expect that the regulatory and contractual restrictions applicable to HEI or its direct or indirect subsidiaries will significantly affect its ability to pay dividends on its Common Stock. Please see “Business—HEI—Regulation—Restrictions on dividends and other distributions” in HEI’s Annual Report on Form 10-K for the year ended December 31, 2008 for a more complete description of the ability of certain of HEI’s subsidiaries to pay dividends or make other distributions to HEI.
Liquidation Rights
In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding up of the affairs of HEI, voluntarily or involuntarily, holders of HEI’s Common Stock are entitled to any assets of HEI available for distribution to HEI’s shareholders after the payment in full of any preferential or other amounts to which holders of any Preferred Stock may be entitled. All shares of Common Stock will rank equally in the event of liquidation.
Voting Rights
Holders of Common Stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating series of Preferred Stock or otherwise. At annual and special meetings of shareholders, a majority of the outstanding shares of Common Stock constitute a quorum and any action may be approved if a quorum is present and the votes cast in favor of the action exceed the votes cast opposing the action, except (a) as otherwise required by law, (b) with respect to the amendment of certain provisions of HEI’s By-laws and (c) as may be provided in resolutions that may be adopted from time to time creating series of Preferred Stock or otherwise.
Under HEI’s current By-laws, one-third (as nearly as possible) of the total number of directors is elected at each annual meeting of shareholders and no holder of Common Stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of securities registered pursuant to the Exchange Act that is listed on a national securities exchange or traded over-the-counter on the National Association of Securities Dealers, Inc. Automated Quotation System. If a quorum is present at a meeting at which directors are to be elected, directors are elected by a plurality of the votes cast in the election. Under HEI’s current By-laws, directors may be removed from office only for cause.
An amendment to the provisions in the By-laws relating to (1) matters which may be brought before an annual meeting, (2) matters which may be brought before a special meeting, (3) cumulative voting, (4) the number and staggered terms of, and the manner of nominating, members of the Board, (5) removal of directors and (6) amendment of certain provisions of the By-laws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to election of directors voting together as a single class, or (b) by the affirmative vote of a majority of the entire Board plus a concurring vote of a majority of the “continuing directors” (as that term is defined in the By-laws) voting separately and as a subclass of directors.
The provisions of HEI’s By-laws discussed in the foregoing two paragraphs, and the statutory provisions discussed below, may have the effect of delaying, deferring or preventing a change in control of HEI.

Preferred Stock
General
Preferred Stock may be authorized by the Board for issuance in one or more series, without action by HEI’s shareholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board authorizing the issuance of those shares. Under current Hawaii law, all shares of a series of preferred stock must have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class.
If and when authorized by the Board, Preferred Stock may be preferred as to dividends or in liquidation, or both, over the Common Stock. For example, the terms of the Preferred Stock, if and when authorized, could prohibit dividends on shares of Common Stock until all dividends and any mandatory redemptions have been paid with respect to shares of Preferred Stock. In addition, the Board may, without shareholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of Common Stock. Issuance of Preferred Stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI. The first and only series of Preferred Stock that has been designated and authorized by the Board as of the date hereof is the Series A Junior Participating Preferred Stock, but such designation and authorization has been eliminated.
Restriction on Purchases of Shares and Consequences of Substantial Holdings of Shares under Certain Hawaii and Federal Laws
Provisions of Hawaii and federal law, some of which are described below, place restrictions on the acquisition of beneficial ownership of 5% or more of the voting power of HEI. The following does not purport to be a complete enumeration of all of these provisions, nor does it purport to be a complete description of the statutory provisions that are enumerated. Persons contemplating the acquisition of 5% or more of the issued and outstanding shares of HEI’s Common Stock should consult with their legal and financial advisors concerning statutory and other restrictions on such acquisitions.
The Hawaii Control Share Acquisition Act places restrictions on the acquisition of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition, in the manner specified in the Control Share Acquisition Act, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, exclusive of the shares beneficially owned by the acquiring person, and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI’s books for one year after acquisition and HEI, during the one-year period, shall have the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.
Under provisions of the Hawaii Revised Business Corporation Act, subject to certain exceptions, HEI may not be a party to a merger or consolidation unless the merger or consolidation is approved by the holders of at least 75% of all of the issued and outstanding voting stock of HEI.
Under provisions of Hawaii law regulating public utilities, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including Hawaiian Electric Company, Inc. (HECO) and its wholly owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the PUC. The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the holding of more than 25% of the voting stock of HECO and its electric utility subsidiaries. In addition, HEI is subject to an agreement entered into with the PUC when HECO became a wholly owned subsidiary of HEI. This agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.
Federal law restricts acquisitions of a bank and any entity considered to be its holding company by establishing thresholds of “control,” the acquisition of which requires prior regulatory approval, and by limiting the types of persons and entities eligible to acquire such control. The primary federal banking regulator of American Savings Bank (“ASB”) is the Office of Thrift Supervision (“OTS”). As a result of HEI’s indirect ownership of ASB, both HEI and HEI Diversified, Inc. (“HEIDI”), the direct parent corporation of ASB, are also subject to a certain degree of regulation by the OTS as “unitary savings and loan holding companies” (i.e., companies whose subsidiaries include a savings association and one or more nonfinancial subsidiaries). The Gramm-Leach-Bliley Act prohibits the creation of new so-called “unitary savings and loan holding companies,” although the unitary savings and loan holding company relationship among HEI, HEIDI and ASB is “grandfathered” under this Act so that HEI and its subsidiaries will be able to continue to engage in their current activities. The effect of this prohibition is that any acquisition of HEI is likely to require a divestiture of ASB or of its assets and liabilities. Federal law also limits the persons and entities eligible to acquire ASB or its assets and liabilities.
The thresholds of “control” which will trigger the need for notice to the OTS and, in certain instances, prior OTS approval are, with respect to transactions for which OTS is the primary federal banking regulator, set forth in federal statutes and the OTS regulations. Generally, no company, or any director or officer of a savings and loan holding company, or person who owns, or controls or holds with power to vote more than 25% of the voting stock of such holding company, may acquire control of a bank insured by the FDIC or its holding company without the prior written approval of the OTS. In addition, no person (other than certain persons affiliated with a savings and loan holding company) may acquire control of a bank or savings and loan holding company, unless the OTS has been given 60 days’ prior written notice of the acquisition and has not objected to it. “Control” in this context means the acquisition of, control of, or holding proxies representing, more than 25% of the voting shares of HEI or the power to control in any manner the election of a majority of the directors of HEI. Moreover, under OTS regulations, one would be determined, subject to rebuttal, to have acquired control if one acquires more than 10% of the voting shares of HEI and is subject to one of certain specified “control factors.” Anyone acquiring more than 10%, or additional stock above 10%, of any class of shares of HEI is required to file a certification with the OTS. Companies that are already qualified as savings and loan association holding companies are subject to even lower thresholds of voting share acquisition than the more generally applicable 25% and 10% thresholds just described. Such companies may not acquire more than 5% of the voting shares of HEI without prior OTS approval.
Dividend Reinvestment and Stock Purchase Plan
Any individual of legal age or entity is eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan by making an initial cash investment in Common Stock, subject to applicable laws and regulations and the requirements of the plan. Holders of HEI Common Stock, and holders of preferred stock of HEI’s electric utility subsidiaries (HECO, Maui Electric Company, Limited and Hawaii Electric Light Company, Inc.), may automatically reinvest some or all of their dividends to purchase additional shares of Common Stock at market prices (as defined in the plan). Participants in the plan may also purchase additional shares of Common Stock at market prices (as defined in the plan) by making cash contributions to the plan. HEI reserves the right to suspend, modify or terminate the plan at any time. Shares of Common Stock issued under the plan may either be newly issued shares or shares purchased by the plan on the open market. Participants do not pay brokerage commissions in connection with purchases of newly issued shares, but do pay their pro rata share of brokerage commissions if the plan purchases shares for participants on the open market.

Item 9.01	Financial Statements and Exhibits
(c)   Exhibits

HEI Exhibit 3(i)	HEI’s Amended and Restated Articles of Incorporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ James A. Ajello

James A. Ajello Senior Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: May 5, 2009